Exhibit 99.1

Press Release

Contact:	Paul R. Streiber Investor Relations (214) 303-2702 paul.streiber@radiologix.com	FOR RELEASE September 2, 2004 3:30 PM CT

RADIOLOGIX, INC. ELECTS JOHN R. GUNN TO BOARD OF DIRECTORS

Mr. Gunn Named Fourth Independent Director

     DALLAS, Sep. 2 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced that John R. Gunn, has been elected to the Radiologix Board of Directors. Four of Radiologix’s six directors are now independent directors.

     Since 1987, Mr. Gunn, 61, has served as the executive vice president and chief operating officer of Memorial Sloan-Kettering Cancer Center, a cancer research and treatment center in New York. From 1985 to 1987, Mr. Gunn served as senior vice president, finance at Memorial Sloan-Kettering. From 1982 to 1985, he served as vice president, finance at Memorial Sloan-Kettering. Previously, he was the vice president, finance at Michael Reese Hospital and Medical Center in Chicago. Mr. Gunn began his career with Peat, Marwick, Mitchell & Co. and is a Fellow of the Institute of Chartered Accounts in England & Wales.

     Mr. Gunn has been a director of WellChoice, Inc. (NYSE: WC) since August 2002, and of Empire BlueCross BlueShield from March 1993 to November 2002. Mr. Gunn also serves on the boards of Memorial Sloan-Kettering Cancer Center, the Devereaux Foundation and the Greater New York Hospital Association.

     “We are very pleased to have someone of John’s caliber and professional experience join our board of directors,” said Stephen D. Linehan, president and chief executive officer of Radiologix. “As we continue to make progress in growing same-store revenue, operating the company more efficiently and in finding additional growth opportunities, John’s breadth of knowledge and depth of experience will be a valuable resource to us.”

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Radiologix, Inc. Elects John R. Gunn to Board of Directors
September 2, 2004

About Radiologix

     Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 94 diagnostic imaging centers located in 13 states as of June 30, 2004.

Forward-Looking Statements

     Throughout this press release we make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Forward-looking statements include words such as “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue.

     The forward-looking statements contained in this press release are generally located in the material set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives.

     You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. You should read this press release

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Radiologix, Inc. Elects John R. Gunn to Board of Directors
September 2, 2004

completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

     Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	economic, demographic, business and other conditions in our markets;

•	the highly competitive nature of the healthcare business;

•	a decline in patient referrals;

•	changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

•	the termination of our contracts with radiology practices;

•	the loss of a high percent of radiologists operating in our contracted radiology practices;

•	the ability to recruit and retain technologists;

•	the availability of additional capital to fund capital expenditure requirements;

•	burdensome lawsuits against our contracted radiology practices and us;

•	reduced operating margins due to our managed care contracts and capitated fee arrangements;

•	any failure by us to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

•	changes in business strategy and development plans;

•	changes in federal, state or local regulations affecting the healthcare industry;

•	our substantial indebtedness, debt service requirements and liquidity constraints;

•	risks related to our Senior Notes and healthcare securities generally; and

•	interruption of operations due to severe weather or other extraordinary events.

     A more comprehensive list of such factors is set forth in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, and our other filings with the Securities and Exchange Commission.

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Radiologix, Inc. Elects John R. Gunn to Board of Directors
September 2, 2004

     Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of September 2, 2004. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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